Exhibit 99.1

Supplemental Information Regarding MVW

September 17, 2019

Except where the context otherwise suggests, as used herein, (i) “MVW,” “we,” “us” and “our” refer to Marriott Vacations Worldwide Corporation, a Delaware corporation and the parent company of the Marriott Ownership Resorts, Inc. (the “Issuer”), and its subsidiaries, (ii) “ILG” refers to ILG, LLC., a Delaware limited liability company (f/k/a ILG, Inc.), and its subsidiaries prior to the ILG Acquisition (as defined below) and (iii) “ILG Acquisition” refers to the the combination of MVW with ILG through a series of business combinations, as a result of which ILG became an indirect wholly owned subsidiary of MVW on September 1, 2018.

The below supplemental information reflects certain information included in the Offering Memorandum dated September 17, 2019.

Asset Sale and Disposition

During 2019, as part of the ILG Acquisition, we evaluated the strategic fit of the land holdings and operating hotels in our vacation ownership business. As a result of this review, we have identified several assets for disposition which we believe will generate cash proceeds in excess of $150 million over the next several years. We expect to take a non-cash impairment of $60 million to $90 million during the 2019 third quarter.

* * *

SUMMARY UNAUDITED PRO FORMA COMBINED

FINANCIAL DATA

The following table shows summary unaudited pro forma combined statements of income for the results of operations of the combined company after giving effect to the ILG Acquisition, excluding the effects of this offering and the use of proceeds. The unaudited pro forma combined statements of income data for the six months ended June 30, 2018 and the fiscal year ended December 31, 2018 are presented as if the ILG Acquisition occurred on January 1, 2018, the beginning of the earliest period presented.

The summary unaudited pro forma combined statement of operations for the twelve months ended June 30, 2019 is calculated by adding the summary unaudited pro forma combined statement of income for the year ended December 31, 2018 to the summary statement of income for the six months ended June 30, 2019, which was derived from the historical statement of income included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2019, and subtracting the summary unaudited pro forma combined statement of operations for the six months ended June 30, 2018.

These summary unaudited pro forma combined statements of income do not reflect the realization of any cost savings from operating efficiencies, synergies or other restructuring, or associated costs to achieve such savings, that may result from the ILG Acquisition, other than those that have been realized since the Acquisition Date. This data has been derived from and should be read in conjunction with the more detailed unaudited pro forma combined statements of income of the combined company appearing elsewhere in this offering memorandum and the accompanying notes to the unaudited pro forma combined statements of income. In addition, the summary unaudited pro forma combined statements of income were based on and should be read in conjunction with the historical consolidated financial statements and related notes of both MVW and ILG for the applicable periods, which have been incorporated in this offering memorandum by reference. See the section entitled “Where You Can Find More Information” in this offering memorandum and the section entitled “Unaudited Pro Forma Combined Statements of lncome” included in this offering memorandum.

The following table includes the secured corporate debt and total corporate debt amounts which reflect the historical amounts as adjusted for the effects of this offering and use of proceeds. See “Capitalization.”

These summary unaudited pro forma combined statements of income have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations actually would have been had the ILG Acquisition been completed as of the dates indicated. In addition, the summary unaudited pro forma combined statements of income do not purport to project the future operating results of the combined company. The unaudited summary pro forma combined statements of income are based upon currently available information and estimates and assumptions that MVW’s management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the final purchase price allocation may be different than the preliminary purchase price allocation presented herein, and this difference may be material.

	Six Months Ended June 30,	Year Ended December 31,	Twelve Months Ended June 30,
($ in millions)	2018	2018	2019
Combined Statement of Income Data:
Revenues
Sale of vacation ownership products	$624	$1,322	$1,349
Management and exchange	487	951	942
Rental	316	595	602
Financing	120	248	265
Cost reimbursements	549	1,097	1,087

Total revenues	2,096	4,213	4,245

Expenses
Cost of vacation ownership products	180	362	353
Marketing and sales	362	731	750
Management and exchange	227	465	472
Rental	215	414	411
Financing	36	86	97
General and administrative	183	372	346
Depreciation and amortization	68	138	143
Litigation charges	16	46	32
Royalty fee	53	108	107
Impairment	—	—	26
Cost reimbursements	549	1,097	1,087

Total expenses	1,889	3,819	3,824

(Losses) gains and other (expense) income, net	(8)	48	66
Interest expense	(66)	(129)	(132)
ILG acquisition—related costs	—	—	(62)
Other	(6)	(3)	3

Income before income taxes and noncontrolling interests	127	310	296
(Benefit) provision for income taxes	(38)	(98)	(100)
Net income	89	212	196
Net income attributable to noncontrolling interests	(2)	1	3

Net income attributable to common stockholders	$87	$213	$199

Credit Statistics:
Pro forma Adjusted EBITDA(1)			$775
Secured corporate net debt(2)(3)			757
Ratio of secured corporate net debt to pro forma Adjusted EBITDA			0.98	x
Total corporate net debt(3)(4)			$2,037
Ratio of total corporate net debt to pro forma Adjusted EBITDA			2.63	x

(1)

MVW defines EBITDA, a financial measure that is not prescribed by GAAP, as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense), income taxes, depreciation and amortization. Adjusted EBITDA, a financial measure that is not prescribed by GAAP, reflects additional adjustments for certain items described below and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of MVW’s EBITDA and Adjusted EBITDA calculations, MVW does not adjust for consumer financing interest expense as MVW considers it to be an operating expense of its business. EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. See “Presentation of Financial and Other Information—Non-GAAP Financial Measures.”

The following table presents a reconciliation of MVW’s unaudited pro forma net income attributable to common shareholders, the most directly comparable GAAP measure, to MVW pro forma EBITDA and pro forma Adjusted EBITDA for the six months ended June 30, 2018, the year ended December 31, 2018 and the last twelve months ended June 30, 2019.

	Six Months Ended June 30,	Year Ended December 31,	Twelve Months Ended June 30,
($ in millions)	2018	2018	2019
Net income attributable to common shareholders	$87	$213	$199
Interest expense	66	129	132
Provision for income taxes	38	98	100
Depreciation and amortization	68	138	143

EBITDA	$259	$578	$574
Non-cash share-based compensation	21	51	50
Certain items(a)	38	48	96
Impact of purchase accounting(b)	9	(10)	(19)
Cost synergies(c)	—	—	74

Adjusted EBITDA	$327	$667	$775

(a)

“Certain items” as reflected here includes adjustments made by MVW and ILG in reaching each respective company’s historical Adjusted EBITDA. Included from the MVW historical Adjusted EBITDA reconciliation table set forth in “—Summary Historical Financial Data of MVW” above included in the line item titled “Certain items,” and included from the ILG historical Adjusted EBITDA reconciliation table set forth in “—Summary Historical Financial Data of ILG” above included in the line items titled “Other special items,” “Asset impairments,” “Acquisition related and restructuring costs,” and “Less: Other non-operating (income) expense, net.” An incremental adjustment has been made to the historical EBITDA adjustments related to acquisition costs to avoid effectively adding back these costs twice since they are eliminated as part of the pro forma adjustments and added back within the historical EBITDA adjustments.

(b)

Impact of the application of purchase accounting represents the difference between amounts derived from the fair value remeasurement of assets and liabilities acquired in a business combination versus the historical basis. This adjustment includes the historical adjustments made to ILG EBITDA for its previous acquisitions as well as the impact of the applicable pro forma adjustments related to purchase accounting associated with the ILG Acquisition.

(c)

Reflects estimated annual cost synergies of $100 million from the ILG Acquisition, of which $26 million have been realized in the actual results of MVW through June 30, 2019, as a result of restructuring activities and other cost savings initiatives that MVW expects to realize within three years following the consummation of the ILG Acquisition. However, (i) there can be no assurance that such cost savings and other synergies will be achieved, (ii) it may take longer than anticipated to achieve such cost savings and other synergies and (iii) it may require significant costs to achieve these cost savings and other synergies.

(2)

Includes indebtedness under the Revolving Credit Facility, the Term Loan included in the Corporate Credit Facility and finance leases, adjusted for the use of a portion of the proceeds of the Notes offered hereby and to pay down a portion of the amounts outstanding under the Revolving Credit Facility. See “Capitalization” for further details.

(3)	Reflected net of Cash and cash equivalents of $179 million.

(4)

Corporate Debt is adjusted for the Notes offered hereby and the repayment of the Existing IAC Notes, Existing Exchange Notes and paydown of a portion of the amounts outstanding under the Revolving Credit Facility. See “Capitalization” for further details.